Exhibit 10.1

AMENDMENT TO EMPLOYMENT LETTER AGREEMENT

This Amendment to Employment Letter Agreement, dated as of January 12, 2017 (this “Amendment”), is by and between Richard M. McVey (“Executive”) and MarketAxess Holdings Inc. (the “Company”).

W I T N E S S E T H:

WHEREAS, the Executive and the Company are parties to that certain Employment Letter Agreement dated as of January 15, 2015 (the “Agreement”); and

WHEREAS, the Executive and the Company desire to amend the terms of the Agreement as provided herein, effective as of the date hereof.

NOW, THEREFORE, in consideration of the premises above and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby agree as follows:

1.	Section 4(a)(iv) of the Agreement is hereby amended and restated in its entirely to read as follows:

“(iv) to the extent your participation is permitted to continue pursuant to the terms of the applicable Company group health insurance plans and policies other than pursuant to COBRA, and you satisfy the conditions for such continued participation, the Company will pay your, your spouse’s and your eligible dependents’ premiums for such extended coverage to the extent, and for so long as, you and they remain eligible for such extended coverage under the applicable plans and policies; and, following the cessation of such extended coverage, if you are eligible (and make a timely election) to continue health coverage under the applicable plans in accordance with COBRA, the Company will pay your, your spouse’s and your eligible dependents’ continuation coverage premiums under COBRA to the extent, and for so long as, you and they remain eligible for such continuation coverage under COBRA under the applicable plans and pursuant to applicable law, but in no event for more than eighteen (18) months from the date of the loss of extended coverage, in each case, subject to the terms and conditions of the applicable plan and COBRA; provided, that the payments for extended or continuation coverage shall be made only to the extent that such payments will not (i) subject the Company or any affiliate to any taxes or other penalties under Section 4980D of the Code or (ii) otherwise cause a violation of applicable law; and provided, further, that in no event shall the Company have any obligation to pay for such extended and/or continuation coverage after twenty-four (24) months from the date of termination.”

2.	Section 4(c)(iv) of the Agreement is hereby amended and restated in its entirely to read as follows:

“(iv) provide you with the benefits described in Section 4(a)(iv) (provided in the manner described therein) for up to twenty-four (24) months from the date of termination.”

3.	Section 2(d) of the “Waiver and General Release” attached as Exhibit C to the Agreement is hereby amended and restated in its entirely to read as follows:

“(d) To the extent your participation is permitted to continue pursuant to the terms of [NAME OF HEALTH PLAN] (the “Health Plan”) other than pursuant to COBRA, and you satisfy the conditions for such continued participation in the Health Plan, MarketAxess will pay your, your spouse’s and your eligible dependents’ premiums for such extended coverage to the extent, and for so long as, you and they remain eligible for such extended coverage under the Health Plan; and, following the cessation of such extended coverage, if you are eligible (and make a timely election) to continue health coverage under the Health Plan in accordance with COBRA, MarketAxess will pay your, your spouse’s and your eligible dependents’ continuation coverage premiums under COBRA to the extent, and for so long as, you and they remain eligible for such continuation coverage under COBRA under the Health Plan and pursuant to applicable law, but in no event for more than eighteen (18) months from the date of your loss of extended coverage, in each case, subject to the terms and conditions of the Health Plan and applicable law; provided, that the payments for extended or continuation coverage shall be made only to the extent that such payments will not (i) subject MarketAxess or any affiliate to any taxes or other penalties under Section 4980D of the Code or (ii) otherwise cause a violation of applicable law; and provided, further, that in no event shall MarketAxess have any obligation to pay for such extended and/or continuation coverage after twenty-four (24) months from the date of termination.”

Except as expressly set forth in this Amendment, all other terms and conditions of the Agreement shall remain in full force and effect.

[Remainder of this Page Intentionally Left Blank]

IN WITNESS WHEREOF, the parties hereto have executed this Amendment as of the date first above written.

MARKETAXESS HOLDINGS INC.

By	/s/ Antonio L. DeLise
Name: Antonio L. DeLise
Its: Chief Financial Officer

EXECUTIVE

By	/s/ Richard M. McVey
Richard M. McVey

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